Exhibit 99.1

Horizon Pharma plc Reviews Future ACTIMMUNE® Opportunities at Analyst Day

— Phase 2 Clinical Study in Friedreich’s Ataxia Patients Shows Strong Efficacy Signal —

— Management Estimates Peak Net Sales Potential for ACTIMMUNE of $500 Million with FA Approval –

King of Prussia, PA – Monday, October 13, 2014 – Horizon Pharma plc (NASDAQ: HZNP), a specialty biopharmaceutical company with a portfolio of products in arthritis, inflammation and orphan diseases, is hosting analysts and investors this evening to discuss the opportunities for ACTIMMUNE® (interferon gamma-1b). ACTIMMUNE is currently approved by the U.S. Food and Drug Administration (FDA) to treat two ultra-rare orphan diseases, Chronic Granulomatous Disease (CDG) and severe, malignant osteopetrosis (SMO).

The meeting is being conducted in King of Prussia, PA to coincide with the Children’s Hospital of Philadelphia (CHOP) 7th Annual Friedreich’s Ataxia (FA) Symposium. The results from the Phase 2 clinical trial, sponsored by Friedreich’s Ataxia Research Alliance (FARA) and conducted by the Collaborative Clinical Research Network in Friedreich’s Ataxia (CCRN in FA), were presented at the CHOP event and are being discussed at the Horizon analyst day.

Highlights from the Horizon Pharma meeting include:

•	ACTIMMUNE is currently being used by approximately 270 patients for CGD and SMO.

•	Additional potential indications being evaluated include eczema herpeticum (EH), cutaneous t-cell lymphoma (CTCL), autosomal dominant osteopetrosis (ADO), methicillin resistant staphylococcus aureus (MRSA), as well as FA.

•	FA is a debilitating, life-shortening, degenerative, neuro-muscular disorder that affects about one in 50,000 people in the United States – with an estimated 4,000 to 5,000 individuals in the U.S. and 15,000 worldwide, according to FARA. There is currently no approved FDA treatment for FA.

•	FARA is currently adding approximately 200 patients per year to its registry and now has over 2,400 FA patients registered.

•	Changes in frataxin protein levels, the primary study endpoint, were statistically significant in red blood cells, white blood cells and platelets, while the magnitude of change observed was small and varied between tissues.

•	Results of the ACTIMMUNE Phase 2 clinical study showed a strong efficacy signal with mean improvement in the clinical outcome measure, the Friedreich’s Ataxia Rating Scale (FARS) score, a clinically validated measurement of patient performance and a secondary endpoint. These results were statistically significant (p=0.008) and the mean change in FARS score of subjects in the study improved by an amount equivalent to approximately two years of disease progression.

•	Horizon Pharma is working with FARA and the Collaborative Clinical Research Network in FA to plan the ACTIMMUNE Phase 3 clinical trial in FA.

•	The Company estimates that ACTIMMUNE could potentially achieve $500 million or greater in peak annual net sales opportunity if approved by the FDA for FA along with increased penetration in its currently approved indications in CGD and SMO.

Adelaide Chambers, Peter Street, Dublin 8 Ireland

“We are committed to helping patients and physicians identify the early signs and symptoms of CGD and SMO to ensure patients receive more effective treatment sooner,” said Timothy P. Walbert, chairman, president and chief executive officer. “We also believe there is a significant potential opportunity in Friedreich’s ataxia patients and we are committed to working closely with FARA and CCRN in FA to expeditiously initiate the ACTIMMUNE Phase 3 clinical trial.”

About Friedreich’s Ataxia

FA is a debilitating, life-shortening and degenerative neuro-muscular disorder that affects about one in 50,000 people in the United States. Onset of symptoms can vary from five years old to adulthood, with the childhood onset tending to be associated with a more rapid progression. A progressive loss of coordination and muscle strength leads to motor incapacitation and often the full-time use of a wheelchair. Most young people diagnosed with FA require mobility aids such as a cane, walker or wheelchair by their teens or early 20’s. There are currently no approved treatments for FA. For more information about FA, visit the Friedreich’s Ataxia Research Alliance (FARA) website at www.curefa.org.

About ACTIMMUNE® (interferon gamma-1b)

ACTIMMUNE is currently approved for two rare diseases in the United States. It is approved by the FDA to reduce the frequency and severity of serious infections associated with Chronic Granulomatous Disease (CGD), a genetic disorder that affects the functioning of a type of white blood cell of the immune system, neutrophils or phagocytes, leading to recurrent severe bacterial and fungal infections and chronic inflammatory conditions. In addition, ACTIMMUNE is approved by the FDA to slow the worsening of severe, malignant osteopetrosis (SMO), another genetic disorder that affects normal bone formation causing the abnormal accumulation of bone material which tends to narrow the space inside bones where bone marrow is formed. This can cause failure of the bone marrow, leading to a decrease in various blood cells such as red blood cells (anemia) and white blood cells (decreased ability to fight infection).

Important Safety Information

ACTIMMUNE is contraindicated in patients who develop or have known hypersensitivity to interferon-gamma, E. coli-derived products or any component of the product.

The most common adverse experiences occurring with ACTIMMUNE therapy are “flu like” or constitutional symptoms such as fever, headache, chills, myalgia, or fatigue, which may decrease in severity as treatment continues. Some of the “flu-like” symptoms may be minimized by bedtime administration of ACTIMMUNE. Acetaminophen may be used to prevent or partially alleviate the fever and headache.

Reversible neutropenia and thrombocytopenia have been observed during ACTIMMUNE therapy. Caution should be exercised when administering ACTIMMUNE in patients with myelosuppression or in combination with other potentially myelosuppressive agents. ACTIMMUNE may also depress hepatic metabolism of certain drugs that are metabolized by the hepatic cytochrome P-450 system. ACTIMMUNE has not been tested for carcinogenic potential. ACTIMMUNE is pregnancy Category C and it is unknown if ACTIMMUNE is excreted in human milk.

Adelaide Chambers, Peter Street, Dublin 8 Ireland

Reversible elevations of AST and/or ALT have been observed during ACTIMMUNE therapy. Patients initiated on ACTIMMUNE therapy before one year of age should receive monthly assessments of liver function. If severe hepatic enzyme elevations develop, ACTIMMUNE dosage should be modified.

At doses 10 times greater than the weekly recommended dose, ACTIMMUNE may exacerbate pre-existing cardiac conditions or may cause reversible neurological effects such as decreased mental status, gait disturbance and dizziness. Therefore, caution is advised when ACTIMMUNE is administered to patients with seizure disorders or compromised CNS function or when administered to patients with cardiac conditions such as ischemia, heart failure or arrhythmia.

ACTIMMUNE is not indicated for the treatment of Friedreich’s ataxia or any indications other than CGD and SMO. This data is not a substitute for FDA approval and should not be interpreted as such.

For more information on ACTIMMUNE, please see the Full Prescribing Information at www.ACTIMMUNE.com.

About Horizon Pharma plc

Horizon Pharma plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. The company markets a portfolio of products in arthritis, inflammation and orphan diseases. The company’s U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole). Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding results of the Phase 2 clinical trial of ACTIMMUNE and management expectations and plans regarding further study of ACTIMMUNE in FA, related discussions with the FDA, the potential for ACTIMMUNE as a treatment for FA patients, and the potential sales opportunity for ACTIMMUNE if approved for FA and with increased sales in CGD and SMO. Forward-looking statements speak only as of the date of this press release and Horizon does not undertake any obligation to update or revise these statements, except as may be required by law. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding whether results of subsequent studies will be consistent with results of the Phase 2 clinical trial, regulatory review and approval of product candidates, Horizon’s ability to commercialize products successfully, including risks relating to availability of coverage and adequate reimbursement and pricing from government and third party payers, Horizon’s ability to enforce its intellectual property rights to its products, and Horizon’s ability to execute on its growth strategy. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

Adelaide Chambers, Peter Street, Dublin 8 Ireland

Investor & Media Contact:

Elizabeth M. Higashi, CFA

Vice President, Investor Relations

investor-relations@horizon.pharma.com

+1 224 383-3285

SOURCE: Horizon Pharma plc

Adelaide Chambers, Peter Street, Dublin 8 Ireland